Exhibit 99.1

Crystal River Announces the Completion of the
Exchange and Discharge of Its
Trust Preferred Securities

NEW YORK, February 4, 2010 — Crystal River Capital, Inc. (OTCBB: CYRV) (the “Company”), a specialty finance REIT, today announced that it has completed an exchange and discharge (the “Restructuring”) of the outstanding preferred beneficial interests (the “Trust Preferred Securities”) of Crystal River Preferred Trust I, a Delaware statutory trust, that were held by certain collateralized debt obligation vehicles (the “Preferred Holders”). Prior to the Restructuring, the outstanding Trust Preferred Securities had an aggregate liquidation preference of $50 million.

In connection with the Restructuring, the Company paid certain cash fees and transferred or caused to be transferred to the Preferred Holders certain specified assets (collectively, the “Consideration”) in exchange for all of the outstanding Trust Preferred Securities, which were then cancelled and Crystal River Preferred Trust I was dissolved.

The Consideration  included two real estate loans and a CMBS bond, which collectively had an aggregate carrying value for accounting purposes on the Company’s financial statements of approximately $7.6 million as of September 30, 2009, and a $1,000,000 exchange fee that was paid to the Preferred Holders.

The Company also paid $500,000 to cover all costs and expenses that were incurred by the collateral manager (the “Collateral Manager”) for the Preferred Holders, the indenture trustee and their respective advisors.

The Company also agreed to use commercially reasonable efforts to cause an affiliate of its external manager to agree to assign or delegate to the Collateral Manager certain rights to act as servicer or collateral manager with respect to certain of the assets that were transferred.

Broadpoint.Gleacher served as financial advisor to the Company in connection with the Restructuring and continues to serve as financial advisor to the Company in connection with its previously announced review of its strategic alternatives. That review remains ongoing and includes the consideration of other potential alternatives that may involve the sale of some or all of the Company’s assets or the entire company in a merger or acquisition transaction; however, the Company is not disclosing any matters related to that review, and does not intend to disclose any further developments with respect to that review, until a definitive decision has been reached.

About Crystal River

Crystal River Capital, Inc. (OTCBB: CYRV) is a specialty finance REIT. The Company invests in commercial real estate, real estate loans, and real estate-related securities, such as commercial and residential mortgage-backed securities. For more information, visit www.crystalriverreit.com.

Forward-Looking Information

This news release, and our public documents to which we refer, contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our future financial results and future dividend payments. Forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” or similar terms or variations on those terms or the negative of those terms. Although we believe that the expectations contained in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the effectiveness of our hedging strategies, the availability of mortgage-backed securities and other targeted investments for purchase and origination, the availability and cost of capital for financing future investments and, if available, the terms of any such financing, changes in the market value of our assets, future margin reductions and the availability of liquid assets to post additional collateral, changes in business conditions and the general economy, competition within the specialty finance sector, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, our ability to restructure our outstanding indebtedness, our ability to identify and pursue feasible strategic alternatives and other risks disclosed from time to time in our filings with the Securities and Exchange Commission. For more information on the risks facing the Company, see the risk factors in Exhibit 99.1 to our Form 10-Q for the period ended September 30, 2009, which we filed with the SEC on November 11, 2009. We do not undertake, and specifically disclaim any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

COMPANY CONTACT

Jody Sheu
Crystal River Capital, Inc.
(212) 549-8346
jsheu@crystalriverreit.com

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